Exhibit 10.25
EIGHTH AMENDMENT TO SERVICE AGREEMENT
     This Eighth Amendment to Service Agreement (this “Amendment”) is made and entered into as of this 9th day of October, 2009 between First Data Merchant Services Corporation (“FDMS”) and iPayment, Inc. (“Customer”) and amends that certain Service Agreement by and between FDMS and Customer dated July 1, 2002, as amended (the “Service Agreement”). Except as supplemented or amended by this Amendment, the provisions of the Service Agreement shall continue in full force and effect, and if there shall be any conflict between the provisions of this Amendment and the Service Agreement, the terms of this Amendment shall control. Each capitalized term used but not defined herein shall have the meaning assigned in the Service Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, FDMS and Customer hereby agree as follows:
1. Except as otherwise specifically set forth herein, the terms of this Amendment will be effective as of August 1, 2009.
2. Section 8.1 of the Service Agreement is hereby deleted in its entirety and replaced with the following:
“8.1 Term. This Agreement is effective from the date hereof and shall extend through December 31, 2014 (the “Original Term”). Processing Year 1 of the Term shall commence on July 1, 2002 and continue through June 30, 2003. For purposes of this Agreement, a “Processing Year” means each twelve (12) month period commencing on the first day of July and ending on the last day of the following June, with the exception of the twelfth Processing Year, which shall end on December 31, 2014.”
3. Item Numbers 63, 0270 and 2880 listed in Section II of Exhibit B to the Service Agreement are hereby amended and restated as follows: *

*	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

4. The following shall be added as a new Section III of Exhibit B to the Service Agreement:*
5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and taken together they shall be considered one agreement.
     IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by their duly authorized officers as of date listed above.

First Data Merchant Services Corporation		iPayment, Inc.

By:	/s/ Stephanie Lusher	By:	/s/ Carl Grimstad
Printed Name: Stephanie Lusher		Printed Name: Carl Grimstad
Title: SVP		Title: President

*	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.

SCHEDULE 1
Eligible Fees
Eligible Services
     *
Non-Eligible Services
     *

*	Omitted pursuant to a confidential treatment request. The confidential portion has been filed separately with the SEC.